Exhibit 99.1

Equinix Reports Second Quarter 2012 Results

  Reported revenues of $466.3 million, a 3% increase over the previous quarter and an 18% increase over the same quarter last year
  Increased full year 2012 revenue guidance to greater than $1,920.0 million and increased 2012 adjusted EBITDA guidance to greater than $880.0 million

REDWOOD CITY, Calif.--(BUSINESS WIRE)--July 25, 2012--Equinix, Inc. (Nasdaq: EQIX), a provider of global data center services, today reported quarterly results for the quarter ended June 30, 2012. The Company uses certain non-GAAP financial measures, which are described further below and reconciled to the most comparable GAAP financial measures after the presentation of our GAAP financial statements.

Revenues were $466.3 million for the second quarter, a 3% increase over the previous quarter and an 18% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services were $442.6 million for the second quarter, a 3% increase over the previous quarter and an 18% increase over the same quarter last year. Non-recurring revenues were $23.7 million in the quarter.

“Equinix delivered another strong quarter of financial results, which positions us well to meet our 2012 objectives,” said Steve Smith, president and CEO of Equinix. “Our ability to optimize data center capacity and operate efficiently as we expand our global footprint to meet customer demand, reinforces our leadership position and supports our long-term growth opportunity.”

Cost of revenues were $233.2 million for the second quarter, a 4% increase over the previous quarter and an 8% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $87.0 million, which we refer to as cash cost of revenues, were $146.2 million for the second quarter, a 4% increase from the previous quarter and a 6% increase over the same quarter last year. Gross margins for the quarter were 50%, unchanged from the previous quarter and up from 45% for the same quarter last year. Cash gross margins, defined as gross profit before depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 69%, unchanged from the previous quarter and up from 65% for the same quarter last year.

Selling, general and administrative expenses were $128.5 million for the second quarter, a 3% increase over the previous quarter and a 25% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $30.5 million, which we refer to as cash selling, general and administrative expenses, were $98.0 million for the second quarter, a 2% increase over the previous quarter and a 29% increase over the same quarter last year.

Interest expense was $46.8 million for the second quarter, an 11% decrease from the previous quarter, primarily attributed to the settlement of the $250.0 million 2.50% convertible subordinated notes in April 2012, and a 24% increase over the same quarter last year, primarily attributed to the $750.0 million 7.00% senior notes offering in July 2011. The Company recorded income tax expense of $17.4 million for the second quarter and income tax expense of $8.1 million in the same quarter last year.

Net income attributable to Equinix for the second quarter was $36.4 million. This represents a basic net income per share attributable to Equinix of $0.76 and a diluted net income per share attributable to Equinix of $0.73 based on a weighted average share count of 48.0 million and 52.4 million, respectively, for the second quarter of 2012.

Income from operations was $102.7 million for the second quarter, a 2% increase from the previous quarter and a 37% increase over the same quarter last year. Adjusted EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation, restructuring charges and acquisition costs, for the second quarter was $222.1 million, a 3% increase over the previous quarter and a 22% increase over the same quarter last year.

Capital expenditures, defined as gross capital expenditures less the net change in accrued property, plant and equipment in the second quarter, were $196.5 million, of which $159.0 million was attributed to expansion capital expenditures and $37.5 million was attributed to ongoing capital expenditures.

The Company generated cash from operating activities of $194.8 million for the second quarter as compared to $126.0 million in the previous quarter and $140.3 million for the same quarter last year. Cash provided by investing activities was $93.9 million in the second quarter as compared to cash provided by investing activities of $269.4 million in the previous quarter and cash used in investing activities of $209.7 million for the same quarter last year. Cash used in financing activities was $264.7 million for the second quarter, primarily attributed to the settlement of the $250.0 million 2.50% convertible subordinated notes in April 2012.

As of June 30, 2012, the Company’s cash, cash equivalents and investments were $823.0 million, as compared to $1,083.3 million as of March 31, 2012.

In July 2012, the Company completed the acquisitions of ancotel GmbH, a data center provider headquartered in Frankfurt, Germany, for cash consideration of approximately $85.7 million and Asia Tone Limited, a data center provider headquartered in Hong Kong, for cash consideration of approximately $230.5 million. In July 2012, the Company drew down and used the proceeds from its $200.0 million senior secured term loan facility, which was completed in June 2012, to prepay and terminate outstanding term loan facilities of the Company’s Asia-Pacific subsidiaries.

Business Outlook

For the third quarter of 2012, the Company expects revenues to be in the range of $492.0 to $498.0 million, including $13.0 to $15.0 million of revenue attributed to the Asia Tone and ancotel acquisitions which closed in July. The third quarter revenue includes approximately $4.0 million of negative foreign currency headwinds when compared to the exchange rates used in the second quarter. Cash gross margins are expected to range between 67% and 68%. Cash selling, general and administrative expenses are expected to range between $110.0 and $115.0 million. Adjusted EBITDA is expected to range between $220.0 and $222.0 million, including $4.0 to $6.0 million of adjusted EBITDA attributed to the Asia Tone and ancotel acquisitions, and also includes a $7.0 million increase in utilities expense due to higher seasonal rates and $2.0 million of negative currency headwinds. Capital expenditures are expected to be approximately $240.0 to $260.0 million, comprised of approximately $30.0 million of ongoing capital expenditures and $210.0 to $230.0 million of expansion capital expenditures.

For the full year of 2012, total revenues are expected to be greater than $1,920.0 million, including approximately $30.0 million of revenue attributed to the Asia Tone and ancotel acquisitions, and also includes approximately $18.0 million of negative foreign currency headwinds compared to our previous annual guidance rates. Total year cash gross margins are expected to approximate 68%. Cash selling, general and administrative expenses are expected to range between $420.0 and $430.0 million. Adjusted EBITDA for the year is expected to be greater than $880.0 million, including approximately $10.0 million of adjusted EBITDA attributed to the Asia Tone and ancotel acquisitions, and also includes $8.0 million of negative currency headwinds. Capital expenditures for 2012 are expected to be in the range of $740.0 to $800.0 million, comprised of approximately $135.0 million of ongoing capital expenditures and $605.0 to $665.0 million for expansion capital expenditures.

Company Metrics and Q2 Results Presentation

The Company will discuss its results and guidance on its quarterly conference call on Wednesday, July 25, 2012, at 5:30 p.m. ET (2:30 p.m. PT). A simultaneous live Webcast of the call will be available on the Equinix investors website located at www.equinix.com/investors. To hear the conference call live, please dial 210-234-8004 (domestic and international) and reference the passcode (EQIX). A presentation to accompany the call as well as the Company’s Non-Financial Metrics tracking sheet, will also be available on the website.

A replay of the call will be available beginning on Wednesday, July 25, 2012, at 7:30 p.m. (ET) through August 25, 2012, by dialing 203-369-3024 (domestic and international) and reference the passcode (2012). In addition, the webcast will be available on the Investor Relations section of the Company’s website over the same time period. No password is required for the replay or the webcast.

About Equinix

Equinix, Inc. (Nasdaq: EQIX) connects businesses with partners and customers around the world through a global platform of high performance data centers, containing dynamic ecosystems and the broadest choice of networks. Platform Equinix connects more than 4,000 enterprises, cloud, digital content and financial companies including more than 900 network service providers to help them grow their businesses, improve application performance and protect their vital digital assets. Equinix operates in 38 strategic markets across the Americas, EMEA and Asia-Pacific and continually invests in expanding its platform to power customer growth. http://www.equinix.com.

Non-GAAP Financial Measures

Equinix provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as adjusted EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), adjusted EBITDA margins, free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain items that it believes are not good indicators of the Company's current or future operating performance. These items are depreciation, amortization, accretion of asset retirement obligations and accrued restructuring charges, stock-based compensation, restructuring charges and acquisition costs. Legislative and regulatory requirements encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitors.

Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than 10 years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.

In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charges, as these expenses represent costs which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes stock-based compensation expense as it primarily represents expense attributed to equity awards that have no current or future cash obligations. As such, we, and many investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes restructuring charges from its non-GAAP financial measures. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we did not intend to build out, or our decision to reverse such restructuring charges or severance charges related to the Switch and Data acquisition. Equinix excludes acquisition costs from its non-GAAP financial measures. The acquisition costs relate to costs the Company incurs in connection with business combinations. Management believes such items as restructuring charges and acquisition costs are non-core transactions; however, these types of costs will or may occur in future periods.

Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our core, ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports and provides a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.

Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, stock-based compensation, net income (loss) from operations, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how they were calculated for the periods presented within this press release.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; unanticipated costs or difficulties relating to the integration of companies we have acquired or will acquire into Equinix; a failure to receive significant revenue from customers in recently built out or acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

Equinix and IBX are registered trademarks of Equinix, Inc. International Business Exchange is a trademark of Equinix, Inc.

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011

Recurring revenues	$442,576	$429,621	$376,528	$872,197	$720,437
Non-recurring revenues	23,688	22,579	18,372	46,267	37,492
Revenues	466,264	452,200	394,900	918,464	757,929

Cost of revenues	233,192	225,079	215,572	458,271	410,148
Gross profit	233,072	227,121	179,328	460,193	347,781

Operating expenses:
Sales and marketing	47,764	46,571	37,063	94,335	70,699
General and administrative	80,723	78,425	65,681	159,148	128,282
Restructuring charges	-	-	103	-	599
Acquisition costs	1,919	1,027	1,615	2,946	2,030
Total operating expenses	130,406	126,023	104,462	256,429	201,610

Income from operations	102,666	101,098	74,866	203,764	146,171

Interest and other income (expense):
Interest income	963	691	632	1,654	847
Interest expense	(46,787)	(52,818)	(37,677)	(99,605)	(75,038)
Other income (expense)	(1,844)	(154)	1,021	(1,998)	3,132
Total interest and other, net	(47,668)	(52,281)	(36,024)	(99,949)	(71,059)

Income before income taxes	54,998	48,817	38,842	103,815	75,112

Income tax expense	(17,358)	(14,006)	(8,109)	(31,364)	(19,234)

Net income	37,640	34,811	30,733	72,451	55,878

Net income attributable to redeemable non-controlling interests	(1,193)	(288)	(3)	(1,481)	(3)

Net income attributable to Equinix	$36,447	$34,523	$30,730	$70,970	$55,875

Net income per share attributable to Equinix:

Basic net income per share (1)	$0.76	$0.74	$0.65	$1.49	$1.20

Diluted net income per share (1)	$0.73	$0.71	$0.64	$1.44	$1.18

Shares used in computing basic net income per share	48,016	46,955	46,924	47,485	46,688

Shares used in computing diluted net income per share	52,351	51,061	50,664	51,633	50,454

(1)	The net income attributable to Equinix used in the computation of basic and diluted net income per share attributable to Equinix is presented below:

Net income	$37,640	$34,811	$30,733	$72,451	$55,878
Net income attributable to non-controlling interests	(1,193)	(288)	(3)	(1,481)	(3)
Adjustments attributable to redemption value of non-controlling interests	-	209	-	-	-
Net income attributable to Equinix, basic	36,447	34,732	30,730	70,970	55,875
Interest on convertible debt	1,678	1,699	1,746	3,377	3,485
Net income attributable to Equinix, diluted	$38,125	$36,431	$32,476	$74,347	$59,360

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011

Net income	$37,640	$34,811	$30,733	$72,451	$55,878

Other comprehensive income (loss), net of tax:
Foreign currency translation gain (loss)	(49,207)	34,312	20,749	(14,895)	71,432
Unrealized gain (loss) on available for sale securities	(177)	78	(5)	(99)	(26)
Other comprehensive income (loss), net of tax:	(49,384)	34,390	20,744	(14,994)	71,406

Comprehensive income (loss), net of tax	(11,744)	69,201	51,477	57,457	127,284

Net income attributable to redeemable non-controlling interests	(1,193)	(288)	(3)	(1,481)	(3)
Other comprehensive income (loss) attributable to redeemable non-controlling interests	3,974	(1,059)	(1,067)	2,915	(1,067)

Comprehensive income (loss) attributable to Equinix, net of tax	$(8,963)	$67,854	$50,407	$58,891	$126,214

EQUINIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

Assets	June 30,	December 31,
	2012	2011

Cash and cash equivalents	$654,096	$278,823
Short-term investments	115,465	635,721
Accounts receivable, net	169,812	139,057
Other current assets	70,219	182,156
Total current assets	1,009,592	1,235,757
Long-term investments	53,460	161,801
Property, plant and equipment, net	3,525,839	3,225,912
Goodwill	863,187	866,495
Intangible assets, net	138,199	148,635
Other assets	134,411	146,724
Total assets	$5,724,688	$5,785,324

Liabilities and Stockholders' Equity

Accounts payable and accrued expenses	$224,989	$229,043
Accrued property and equipment	119,703	93,224
Current portion of capital lease and other financing obligations	12,978	11,542
Current portion of loans payable	72,791	87,440
Current portion of convertible debt	-	246,315
Other current liabilities	60,698	57,690
Total current liabilities	491,159	725,254
Capital lease and other financing obligations, less current portion	464,622	390,269
Loans payable, less current portion	141,504	168,795
Senior notes	1,500,000	1,500,000
Convertible debt	701,578	694,769
Other liabilities	282,350	286,424
Total liabilities	3,581,213	3,765,511

Redeemable non-controlling interests	75,854	67,601

Common stock	49	48
Additional paid-in capital	2,444,640	2,437,623
Treasury stock	(37,166)	(86,666)
Accumulated other comprehensive loss	(155,777)	(143,698)
Accumulated deficit	(184,125)	(255,095)
Total stockholders' equity	2,067,621	1,952,212

Total liabilities, redeemable non-controlling interests and stockholders' equity	$5,724,688	$5,785,324

Ending headcount by geographic region is as follows:

Americas headcount	1,784	1,763
EMEA headcount	644	570
Asia-Pacific headcount	420	376
Total headcount	2,848	2,709

EQUINIX, INC.
SUMMARY OF DEBT OUTSTANDING
(in thousands)
(unaudited)

	June 30,	December 31,
	2012	2011

Capital lease and other financing obligations	$477,600	$401,811

Paris IBX financing	14,925	52,104
ALOG financing	14,546	10,288
Asia-Pacific financing	184,824	193,843
Total loans payable	214,295	256,235

Senior notes	1,500,000	1,500,000

Convertible debt, net of debt discount	701,578	941,084
Plus debt discount	68,158	78,652
Total convertible debt principal	769,736	1,019,736

Total debt outstanding	$2,961,631	$3,177,782

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2012	2012	2011	2012	2011

Cash flows from operating activities:
Net income	$37,640	$34,811	$30,733	$72,451	$55,878
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation, amortization and accretion	96,944	93,922	86,426	190,866	165,951
Stock-based compensation	20,549	19,103	18,318	39,652	33,853
Debt issuance costs and debt discount	4,902	8,107	8,325	13,009	15,609
Restructuring charges	-	-	103	-	599
Other reconciling items	984	2,857	3,074	3,841	4,637
Changes in operating assets and liabilities:
Accounts receivable	(14,864)	(19,677)	(19,409)	(34,541)	(16,310)
Deferred tax assets, net	9,531	5,370	(2,507)	14,901	3,133
Accounts payable and accrued expenses	35,544	(33,737)	4,082	1,807	(9,524)
Other assets and liabilities	3,552	15,237	11,203	18,789	4,292
Net cash provided by operating activities	194,782	125,993	140,348	320,775	258,118
Cash flows from investing activities:
Purchases, sales and maturities of investments, net	279,621	346,366	30,979	625,987	28,794
Purchase of ALOG, less cash acquired	-	-	(41,954)	-	(41,954)
Purchases of real estate	-	-	(9,042)	-	(23,993)
Purchases of other property, plant and equipment	(196,484)	(145,490)	(188,875)	(341,974)	(363,990)
Other investing activities	10,743	68,557	(845)	79,300	(94,983)
Net cash provided by (used in) investing activities	93,880	269,433	(209,737)	363,313	(496,126)
Cash flows from financing activities:
Purchases of treasury stock	-	(13,364)	-	(13,364)	-
Proceeds from employee equity awards	6,013	30,460	8,929	36,473	24,597
Proceeds from loans payable	-	8,909	55,264	8,909	77,917
Repayment of capital lease and other financing obligations	(3,032)	(2,826)	(2,355)	(5,858)	(4,323)
Repayment of mortgage and loans payable	(10,170)	(67,129)	-	(77,299)	(10,102)
Repayment of convertible debt	(250,007)	-	-	(250,007)	-
Other financing activities	(7,520)	-	-	(7,520)	(125)
Net cash provided by (used in) financing activities	(264,716)	(43,950)	61,838	(308,666)	87,964
Effect of foreign currency exchange rates on cash and cash equivalents	(2,794)	2,645	957	(149)	5,075
Net increase (decrease) in cash and cash equivalents	21,152	354,121	(6,594)	375,273	(144,969)
Cash and cash equivalents at beginning of period	632,944	278,823	304,466	278,823	442,841
Cash and cash equivalents at end of period	$654,096	$632,944	$297,872	$654,096	$297,872

Supplemental cash flow information:
Cash paid for taxes	$5,031	$1,734	$6,651	$6,765	$6,825
Cash paid for interest	$28,965	$63,336	$23,725	$92,301	$60,462

Free cash flow (1)	$9,041	$49,060	$(100,368)	$58,101	$(266,802)

Adjusted free cash flow (2)	$9,041	$49,060	$(49,372)	$58,101	$(200,855)

(1)	We define free cash flow as net cash provided by operating activities plus net cash provided by (used in) investing activities
(excluding the net purchases, sales and maturities of investments) as presented below:

Net cash provided by operating activities as presented above	$194,782	$125,993	$140,348	$320,775	$258,118
Net cash provided by (used in) investing activities as presented above	93,880	269,433	(209,737)	363,313	(496,126)
Purchases, sales and maturities of investments, net	(279,621)	(346,366)	(30,979)	(625,987)	(28,794)
Free cash flow (negative free cash flow)	$9,041	$49,060	$(100,368)	$58,101	$(266,802)

(2)	We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate and acquisitions as presented below:

Free cash flow (as defined above)	$9,041	$49,060	$(100,368)	$58,101	$(266,802)
Less purchase of ALOG, less cash acquired	-	-	41,954	-	41,954
Less purchases of real estate	-	-	9,042	-	23,993
Adjusted free cash flow (negative adjusted free cash flow)	$9,041	$49,060	$(49,372)	$58,101	$(200,855)

EQUINIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON-GAAP PRESENTATION
(in thousands)
(unaudited)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2012	2012	2011	2012	2011

Recurring revenues		$442,576	$429,621	$376,528	$872,197	$720,437
Non-recurring revenues		23,688	22,579	18,372	46,267	37,492
	Revenues (1)	466,264	452,200	394,900	918,464	757,929

Cash cost of revenues (2)		146,233	140,586	137,558	286,819	260,189
	Cash gross profit (3)	320,031	311,614	257,342	631,645	497,740

Cash operating expenses (4):
	Cash sales and marketing expenses (5)	38,756	38,186	29,261	76,942	56,365
	Cash general and administrative expenses (6)	59,197	58,278	46,753	117,475	92,771
	Total cash operating expenses (7)	97,953	96,464	76,014	194,417	149,136

Adjusted EBITDA (8)		$222,078	$215,150	$181,328	$437,228	$348,604

Cash gross margins (9)		69%	69%	65%	69%	66%

Adjusted EBITDA margins (10)		48%	48%	46%	48%	46%

Adjusted EBITDA flow-through rate (11)		49%	81%	44%	68%	65%

(1)	The geographic split of our revenues on a services basis is presented below:

	Americas Revenues:

	Colocation	$215,288	$209,708	$187,840	$424,996	$364,036
	Interconnection	56,273	54,646	48,164	110,919	94,086
	Managed infrastructure	12,597	13,970	8,706	26,567	9,473
	Rental	445	439	489	884	993
	Recurring revenues	284,603	278,763	245,199	563,366	468,588
	Non-recurring revenues	12,533	9,321	8,690	21,854	17,828
	Revenues	297,136	288,084	253,889	585,220	486,416

	EMEA Revenues:

	Colocation	87,820	83,951	74,645	171,771	142,845
	Interconnection	4,192	3,824	3,203	8,016	6,015
	Managed infrastructure	3,262	3,414	3,481	6,676	6,679
	Rental	336	344	177	680	295
	Recurring revenues	95,610	91,533	81,506	187,143	155,834
	Non-recurring revenues	7,087	9,803	7,105	16,890	14,816
	Revenues	102,697	101,336	88,611	204,033	170,650

	Asia-Pacific Revenues:

	Colocation	49,651	47,117	39,101	96,768	75,440
	Interconnection	7,794	7,320	5,818	15,114	11,159
	Managed infrastructure	4,918	4,888	4,904	9,806	9,416
	Recurring revenues	62,363	59,325	49,823	121,688	96,015
	Non-recurring revenues	4,068	3,455	2,577	7,523	4,848
	Revenues	66,431	62,780	52,400	129,211	100,863

	Worldwide Revenues:

	Colocation	352,759	340,776	301,586	693,535	582,321
	Interconnection	68,259	65,790	57,185	134,049	111,260
	Managed infrastructure	20,777	22,272	17,091	43,049	25,568
	Rental	781	783	666	1,564	1,288
	Recurring revenues	442,576	429,621	376,528	872,197	720,437
	Non-recurring revenues	23,688	22,579	18,372	46,267	37,492
	Revenues	$466,264	$452,200	$394,900	$918,464	$757,929

(2)	We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based
	compensation as presented below:

	Cost of revenues	$233,192	$225,079	$215,572	$458,271	$410,148
	Depreciation, amortization and accretion expense	(85,320)	(83,098)	(76,515)	(168,418)	(147,115)
	Stock-based compensation expense	(1,639)	(1,395)	(1,499)	(3,034)	(2,844)
	Cash cost of revenues	$146,233	$140,586	$137,558	$286,819	$260,189

	The geographic split of our cash cost of revenues is presented below:

	Americas cash cost of revenues	$85,687	$83,307	$81,886	$168,994	$152,096
	EMEA cash cost of revenues	37,392	35,353	36,217	72,745	70,708
	Asia-Pacific cash cost of revenues	23,154	21,926	19,455	45,080	37,385
	Cash cost of revenues	$146,233	$140,586	$137,558	$286,819	$260,189

(3)	We define cash gross profit as revenues less cash cost of revenues (as defined above).

(4)	We define cash operating expenses as operating expenses less depreciation, amortization, stock-based
	compensation, restructuring charges and acquisition costs. We also refer to cash operating expenses as
	cash selling, general and administrative expenses or "cash SG&A".

(5)	We define cash sales and marketing expenses as sales and marketing expenses less depreciation,
	amortization and stock-based compensation as presented below:

	Sales and marketing expenses	$47,764	$46,571	$37,063	$94,335	$70,699
	Depreciation and amortization expense	(4,333)	(4,350)	(4,192)	(8,683)	(7,858)
	Stock-based compensation expense	(4,675)	(4,035)	(3,610)	(8,710)	(6,476)
	Cash sales and marketing expenses	$38,756	$38,186	$29,261	$76,942	$56,365

(6)	We define cash general and administrative expenses as general and administrative expenses less depreciation,
	amortization and stock-based compensation as presented below:

	General and administrative expenses	$80,723	$78,425	$65,681	$159,148	$128,282
	Depreciation and amortization expense	(7,291)	(6,474)	(5,719)	(13,765)	(10,978)
	Stock-based compensation expense	(14,235)	(13,673)	(13,209)	(27,908)	(24,533)
	Cash general and administrative expenses	$59,197	$58,278	$46,753	$117,475	$92,771

(7)	Our cash operating expenses, or cash SG&A, as defined above, is presented below:

	Cash sales and marketing expenses	$38,756	$38,186	$29,261	$76,942	$56,365
	Cash general and administrative expenses	59,197	58,278	46,753	117,475	92,771
	Cash SG&A	$97,953	$96,464	$76,014	$194,417	$149,136

	The geographic split of our cash operating expenses, or cash SG&A, is presented below:

	Americas cash SG&A	$65,969	$67,025	$49,499	$132,994	$98,311
	EMEA cash SG&A	20,100	19,099	17,545	39,199	34,481
	Asia-Pacific cash SG&A	11,884	10,340	8,970	22,224	16,344
	Cash SG&A	$97,953	$96,464	$76,014	$194,417	$149,136

(8)	We define adjusted EBITDA as income from operations plus depreciation, amortization, accretion, stock-
	based compensation expense, restructuring charges and acquisition costs as presented below:

	Income from operations	$102,666	$101,098	$74,866	$203,764	$146,171
	Depreciation, amortization and accretion expense	96,944	93,922	86,426	190,866	165,951
	Stock-based compensation expense	20,549	19,103	18,318	39,652	33,853
	Restructuring charges	-	-	103	-	599
	Acquisition costs	1,919	1,027	1,615	2,946	2,030
	Adjusted EBITDA	$222,078	$215,150	$181,328	$437,228	$348,604

	The geographic split of our adjusted EBITDA is presented below:

	Americas income from operations	$67,242	$61,918	$49,072	$129,160	$96,391
	Americas depreciation, amortization and accretion expense	62,329	60,421	57,246	122,750	110,728
	Americas stock-based compensation expense	15,657	15,151	14,527	30,808	26,369
	Americas restructuring charges	-	-	103	-	599
	Americas acquisition costs	252	262	1,556	514	1,922
	Americas adjusted EBITDA	145,480	137,752	122,504	283,232	236,009

	EMEA income from operations	22,962	27,279	14,178	50,241	25,649
	EMEA depreciation, amortization and accretion expense	18,329	17,312	18,512	35,641	35,356
	EMEA stock-based compensation expense	2,673	2,164	2,147	4,837	4,442
	EMEA acquisition costs	1,241	129	12	1,370	14
	EMEA adjusted EBITDA	45,205	46,884	34,849	92,089	65,461

	Asia-Pacific income from operations	12,462	11,901	11,616	24,363	24,131
	Asia-Pacific depreciation, amortization and accretion expense	16,286	16,189	10,668	32,475	19,867
	Asia-Pacific stock-based compensation expense	2,219	1,788	1,644	4,007	3,042
	Asia-Pacific acquisition costs	426	636	47	1,062	94
	Asia-Pacific adjusted EBITDA	31,393	30,514	23,975	61,907	47,134

	Adjusted EBITDA	$222,078	$215,150	$181,328	$437,228	$348,604

(9)	We define cash gross margins as cash gross profit divided by revenues.

	Our cash gross margins by geographic region is presented below:

	Americas cash gross margins	71%	71%	68%	71%	69%

	EMEA cash gross margins	64%	65%	59%	64%	59%

	Asia-Pacific cash gross margins	65%	65%	63%	65%	63%

(10)	We define adjusted EBITDA margins as adjusted EBITDA divided by revenues.

	Americas adjusted EBITDA margins	49%	48%	48%	48%	49%

	EMEA adjusted EBITDA margins	44%	46%	39%	45%	38%

	Asia-Pacific adjusted EBITDA margins	47%	49%	46%	48%	47%

(11)	We define adjusted EBITDA flow-through rate as incremental adjusted EBITDA growth divided by incremental
	revenue growth as follows:

	Adjusted EBITDA - current period	$222,078	$215,150	$181,328	$437,228	$348,604
	Less adjusted EBITDA - prior period	(215,150)	(198,131)	(167,276)	(389,759)	(295,408)
	Adjusted EBITDA growth	$6,928	$17,019	$14,052	$47,469	$53,196

	Revenues - current period	$466,264	$452,200	$394,900	$918,464	$757,929
	Less revenues - prior period	(452,200)	(431,312)	(363,029)	(848,913)	(675,591)
	Revenue growth	$14,064	$20,888	$31,871	$69,551	$82,338

	Adjusted EBITDA flow-through rate	49%	81%	44%	68%	65%

CONTACT:
Equinix Investor Relations Contacts:
Equinix, Inc.
Katrina Rymill, 650-598-6583
krymill@equinix.com
or
Equinix, Inc.
Jason Starr, 650-598-6020
jstarr@equinix.com
or
Equinix Media Contacts:
Equinix, Inc.
Melissa Neumann, 650-598-6098
mneumann@equinix.com
or
GolinHarris for Equinix, Inc.
Liam Rose, 415-318-4380
lrose@golinharris.com